CSMC 06-3

Group 1

Pay rules

1.

Concurrently:

a.

Pay 58.8235294117647% to the 1PT1 until retired.

b.

Pay 41.1764705882353% as follows:

i.

Pay 50.0000000000% as follows:

1.

Pay the Nas priority A amount to the 1N1

2.

Pay the 1S1 until retired

3.

Concurrently:

a.

Pay 50.0000000000% sequentially to the 1V1 and 1Z1 until retired

b.

Pay 50.0000000000% to the 1L1 until retired

4.

Pay the 1N1 until retired

ii.

Pay 50.00000000000% as follows:

1.

Pay the Nas Priority B amount to the 1N2

2.

Pay the 1S2 until retired

3.

Concurrently:

a.

Pay 50.0000000000% sequentially to the 1V2 and 1Z2 until retired

b.

Pay 50.0000000000% to the 1L2 until retired

4.

Pay the 1N2 until retired

Notes

Pricing Speed = 300PSA

Accretion Rules:

1.

Pay the 1Z1 accretion sequentially to the 1V1 and 1Z1 until retired

2.

Pay the 1Z2 accretion sequentially to the 1V2 and 1Z2 until retired

Nas Priority A Amount

Nas Bonds = 1N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 1N1/Total Non-PO Balance

Nas Priority B Amount

Nas Bonds = 1N2 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 1N2/Total Non-PO Balance